PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 10, 2013)

7,000,000 shares

Dakota Plains Holdings, Inc.

Common Stock

          We are offering up to 7,000,000 shares of our common stock to selected investors pursuant to this prospectus supplement, the accompanying prospectus and stock purchase agreements with such investors dated December 10, 2013. The common stock is being offered at a per share purchase price of $2.15.

          Our common stock is quoted on the over-the-counter market under the symbol “DAKP.” The last sale price of our common stock as reported on the OTC Bulletin Board on December 6, 2013 was $2.89 per share.

          You should read both this prospectus supplement and the accompanying prospectus, as well as any documents incorporated by reference in this prospectus supplement and/or the accompanying prospectus, before you make your investment decision.

          Investing in our securities involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and/or the accompanying prospectus for certain risks and uncertainties you should consider.

          We have retained Canaccord Genuity Inc. and Northland Securities, Inc. as our placement agents to use their reasonable best efforts to solicit offers to purchase our common stock in this offering. The placement agents have no obligation to buy any of the shares of our common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares of common stock. We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchasers on or about December 16, 2013.

	Per Share	Maximum Offering
Public offering price	$2.15	$15,050,000
Placement agents fees	$0.129	$903,000
Proceeds, before expenses, to us(1)	$2.021	$14,147,000

(1) For about additional compensation paid to the placement agents, please see “Plan of Distribution.”

          Because there is no minimum offering amount required as a condition to closing in this offering, the actual total public offering amount, placement agents’ fees and net proceeds to us in this offering may be less than the amounts set forth above.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agents

Canaccord Genuity	Northland Capital Markets

This date of this prospectus supplement is December 11, 2013

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, either separately or together, common stock, preferred stock, debt securities, warrants, and units from time to time in one or more offerings up to an aggregate initial offering price of $125,000,000.

          The accompanying prospectus provides you with a general description of the securities we may offer. In this prospectus supplement, we provide you with specific information about this offering of our common stock. Both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, include important information about us, our common stock and other information you should know before investing. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein and therein before investing in our common stock.

          You should rely only on the information incorporated by reference or presented in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agents have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated herein or therein by reference is accurate as of any date other than the dates on the front of those documents, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

          Unless the context otherwise requires, the terms “we,” “us,” “our,” “Dakota,” “Dakota Plains” and “the Company” refer to Dakota Plains Holdings, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the federal securities laws. These statements are not historical facts (including any statements regarding plans and objectives of management for future operations or economic performance, or assumptions) and address, among other things, our future results of operations or financial condition. These statements can be identified by the use of forward-looking terminology including “may,” “will,” “should,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of the prospectus supplement, the accompanying prospectus or the applicable document incorporated by reference. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions as of the time they are or were made, no assurance can be given that these expectations will prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things, those set forth in the “Risk Factors” section of this prospectus supplement and the reports that we file under the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

SUMMARY

This summary highlights selected information about us but does not contain all the information that may be important to you. This prospectus supplement and the accompanying prospectus include specific terms of the offering and information about our business and financial data. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the caption “Risk Factors,” and the information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Business

          We are an integrated midstream energy company, principally focused on developing and owning transloading facilities, marketing and transporting crude oil and related products within the Williston Basin. We compete through our joint ventures by providing customers with value-added benefits, including a full-service transloading facility, competitive pricing and an optimal geographic location that is centrally located in Mountrail County, North Dakota. Currently, we have a transloading joint venture (Dakota Petroleum Transport Solutions, LLC or “DPTS”), a marketing joint venture (DPTS Marketing LLC or “DPTSM”), and a trucking joint venture (Dakota Plains Services, LLC), in each of which we hold a 50% membership interest.

          In March 2013, we and Petroleum Transport Solutions (“PTS”), an indirect wholly owned subsidiary of World Fuel Services Corporation and our partner in our DPTS and DPTSM joint ventures, began construction of the Pioneer Project, which is expected to be completed in December 2013 at an estimated cost of approximately $50 million. The existing four ladder tracks at our transloading facility will be utilized for inbound delivery, storage and trucking logistics services for commodities such as sand, chemicals, diesel, and pipe. We contributed $10 million to the joint venture in the third quarter of 2013 and expect to utilize debt financing for our remaining portion of the Pioneer Project cost.

          The Pioneer Project will represent a significant expansion of the New Town transloading facility. Crude oil supplying the transloading facility is currently sourced primarily from the Bakken formation that underlies parts of Montana, North Dakota, and Saskatchewan. The Pioneer Project will provide a double loop track that will accommodate two 120 rail car unit trains and will increase our throughput capacity from 30,000 barrels per day to up to 80,000 barrels per day. The Pioneer Project will also provide storage capacity for 180,000 barrels of crude oil, add a high-speed loading facility that can accommodate 10 rail cars simultaneously, and have transfer stations to receive crude oil from local gathering pipelines and trucks. In early October 2013, we connected the first gathering system pipeline to the Pioneer Terminal and began transporting oil in late October 2013 to Pioneer’s first 90,000 barrel storage tank.

          We continue to develop our inbound oilfield products business at the Pioneer terminal. Construction is currently underway for the $15 million fracturing sand terminal with UNIMIN Corporation (“UNIMIN”), which terminal will have a throughput capacity of approximately 750,000 tons per year. Completion of the fracturing sand terminal is scheduled for May 2014, and when completed, will have storage capacity for 8,000 tons of fixed sand, and will include an enclosed transloading facility, twin high-speed truck loadouts, and four ladder tracks. Interim fracturing sand transloading is expected to commence in January 2014, while construction of the permanent facility is underway. The new terminal will supply energy service companies with hydraulic fracturing sands sourced directly from UNIMIN’s newest and largest proppant production facility in Tunnel City, Wisconsin. The fracturing sands will be transported on Canadian Pacific’s rail network. UNIMIN will also provide a direct marketing service to oilfield service companies and fund the construction of the four new ladder tracks, sand storage and transloading facility. We will provide a land lease to UNIMIN for up to 30 years and receive monthly lease payments of $10,000 through December 2033, with annual increases of 3% starting January 2016. Our DPTS joint venture will also provide fee-based transloading services.

Recent Developments

We and holders of our previously issued 12% Senior Unsecured Promissory Notes due March 1, 2014 (the “2014 Notes”) and 12% Senior Unsecured Promissory Notes due October 31, 2015 (the “2015 Notes” and together with the 2014 Notes, the “Outstanding Notes”) have agreed to restructure the Outstanding Notes (the “Restructuring”). Pursuant to the Restructuring, we issued 12% unsecured promissory notes due September 30, 2014 (the “New 2014 Notes”) to holders of the 2014 Notes in exchange for the cancellation of the 2014 Notes, and we issued amended 12% unsecured promissory notes due October 31, 2015 (the “New 2015 Notes”) to certain holders of the 2015 Notes in exchange for the cancellation of the 2015 Notes held by such holders. The Restructuring has the following effects:

•	Our outstanding indebtedness under notes due October 31, 2015 decreased by approximately $1.9 million;
•	Holders of the 2015 Notes surrendered to us 304,732 shares of our common stock in connection with the Restructuring;
•	The approximate $4.6 million aggregate principal amount of New 2014 Notes matures on September 30, 2014 rather than the March 1, 2014 maturity date of the previously outstanding 2014 Notes;
•	We agreed to use at least 50% of the net proceeds from any equity offering with sale proceeds equal to or greater than $5 million (each a “Qualified Equity Placement”), including this offering, that we complete prior to the two-year anniversary of the Restructuring to repayment of the New 2014 Notes and the New 2015 Notes, with the notes with the earlier maturity dates being paid down first;
•	The New 2014 Notes and the New 2015 Notes are pre-payable by us without penalty at any time; and
•	In connection with any Qualified Equity Placement completed on or prior to the one-year anniversary of the Restructuring, including this offering, we have the option to convert approximately $10.0 million aggregate principal amount of the New 2015 Notes into shares of our common stock at the offering price per share of the Qualified Equity Placement. We plan to exercise this conversion option upon completion of this offering, assuming this offering is a Qualified Equity Placement.

The Offering

Common stock offered by us	7,000,000 shares

Public offering price	$2.15 per share

Common stock outstanding after the offering(1)	49,850,577 shares

Use of proceeds	We expect to use the net proceeds from this offering to repay a portion of our outstanding indebtedness and for other general corporate purposes. See “Recent Developments” and “Use of Proceeds.”

Over-the-counter market symbol	DAKP

Risk factors

An investment in our common stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other risks and uncertainties described in the documents we file with the SEC that are incorporated herein by reference.

(1)

Based on 42,850,577 actual shares of common stock outstanding as of December 6, 2013 and assumes all shares offered are sold. Does not include the following as of December 6, 2013: (i) 415,625 shares of common stock subject to outstanding options with a weighted average exercise price of $3.46 per share; (ii) 415,642 shares available for future awards under our 2011 Equity Incentive Plan; (iii) 2,771,000 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $2.24 per share; and (iv) any shares of common stock that might be issued in connection with the conversion option described in “Recent Developments.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risk factors described below related to our business, this offering and an investment in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our common stock offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to our Businesses

We are a company with limited operating history for you to evaluate our business.

          Our successor, Dakota Plains Transport, Inc., was incorporated under the laws of Nevada on November 13, 2008. We are engaged in the business of developing a transloading facility and other means to support the loading, marketing and transporting of crude oil and related products from and into the North Dakota Williston Basin. We have limited operating history for you to consider in evaluating our business and prospects. As such, it is difficult for potential investors to evaluate our business.

          We experienced negative cash flows from operating and investing activities during 2011 and 2012, primarily due to the infrastructure investment required to purchase additional land near New Town, North Dakota in addition to the loss related to the embedded derivative, which was partially offset by income from the joint ventures and the gain on the extinguishment of debt related to the reduction and restructuring of the April 2012 debt. Our 2012 financing cash flows were positive due to the proceeds from our November 2012 promissory note issuance. Our net cash flow for 2012 was $586,418. In 2011, our operating and financing cash flows were negative primarily due to the infrastructure investment required to purchase additional land near New Town and the expenses related to the expansion of the transloading facility. In addition, we funded the initial member $10 million preferred contribution required by each member of the marketing joint venture, to support the trading activities. Financing cash flows were positive in 2011 due to the proceeds from equity and promissory notes issuances. Our net cash flow for 2011 was approximately $1.2 million.

          Our operations are subject to all of the risks, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the transportation and oil industries. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

          Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for transloading, marketing, trucking and the leasing of our facility on terms that will be commercially viable for us. Our dependence on third parties will also create significant risks that such third parties may not fulfill their obligations under appropriate contracts and arrangements or may not be sufficiently staffed or funded to properly fulfill such obligations consistent with our needs and expectations.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

          Our business has initially focused on a single-rail car transloading facility in New Town, North Dakota. Since our inception, we have focused solely on generating income through transloading at the facility. We are now generating income from our marketing joint venture. We intend to continue to pursue additional business lines, including the transporting and storage of drilling-related products from and into the Williston Basin. Our ability to diversify our investments will depend on our access to additional capital and financing sources and the availability of real property and other assets required to allow us to load, market and transport crude oil and related products.

          Larger companies have the ability to manage their risk by diversification. However, we lack diversification in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting the transportation and crude oil industries or the regions in which we operate than we would if our business was more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

          Our ability to successfully operate our facility, marketing and trucking joint ventures depends on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable business arrangements and to consummate transactions in a highly competitive environment. These relationships are subject to change and may impair our ability to grow.

          We are dependent on independent third parties to provide a percentage of trucking and all rail and transloading services and to report certain events to us including delivery information. We may not own or control all the transportation assets that deliver our customer’s products and we do not expect to employ the people directly involved in transloading products.

          In November 2009, our predecessor entered into the transloading joint venture with Petroleum Transport Solutions (“PTS”), a subsidiary of World Fuel Services Corporation. In April 2011, our wholly owned subsidiary, Dakota Plains Marketing, LLC, entered into the marketing joint venture with PTS pursuant to which we acquired 50% of the outstanding ownership interests of the marketing joint venture. Because the transloading and marketing joint ventures are currently our primary means for generating income in addition to our trucking joint venture, we are highly dependent on the personnel and resources of PTS to successfully execute our business plan. In August 2012, our wholly owned subsidiary Dakota Plains Trucking, LLC, entered into the trucking joint venture with JPND II, LLC. Our ability to successfully maintain our relationships with our current and future joint venture partners depends on a variety of factors, many of which will be entirely outside our control. We may not be able to establish these and other strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

          Our reliance on PTS, JPND and other third parties could cause delays in reporting certain events, including recognizing revenue and claims. If we are unable to secure sufficient equipment or other transportation services to meet our commitments to our customers, our operating results could be materially and adversely affected, and our customers could switch to our competitors temporarily or permanently. These risks include:

•	equipment shortages in the transportation industry, particularly among rail carriers and parties that lease rail cars transporting crude oil products;

•	potential accounting disagreements with PTS, JPND or other joint venture partners;

•	potential substantial additional capital improvements required to maintain facility;

•	interruptions in service or stoppages in transportation as a result of labor or other issues;

•	Canadian Pacific’s capacity constraints;

•	competing facilities being constructed in close proximity;

•	impact of weather at origin (e.g. snow, flooding, cold temperatures) on all operations;

•	impact of weather at destinations (e.g. hurricanes, tornadoes, flooding);

•	congestion at offloading sites;

•	inadequate storage facilities;

•	changes in regulations impacting transportation; and

•	unanticipated changes in transportation rates.

Competition for the loading, marketing and transporting of crude oil and related products may impair our business.

          The transportation industry is highly competitive. Other companies have recently acquired and constructed transloading facilities that compete with us. This competition is expected to become increasingly intense as the demand to transport crude oil in North Dakota has risen in recent years. We intend initially to focus on transporting crude oil through the Canadian Pacific system. We will also compete directly with other parties transporting crude oil using Canadian Pacific, the Burlington Northern Railway, various trucking and similar concerns, the Enbridge pipeline and any other pipelines that are constructed and operated in North Dakota. Any material increase in the capacity and quality of these alternative methods or the passage of legislation granting greater latitude to them could have an adverse effect on our results of operations, financial condition or liquidity. In addition, a failure to provide the level of service required by our customers could result in loss of business to competitors. Our ability to defend, maintain or increase prices for our products and services is in part dependent on the transportation industry’s capacity relative to customer demand, and on our ability to differentiate the value delivered by our products and services from our competitors’ products and services.

          Additionally, other transportation companies may compete with us from time to time in obtaining capital from investors or in funding joint ventures with our prospective partners. Competitors include a variety of potential investors and larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may be subject to claims, costs and liabilities as a result of events resulting from the transportation of crude oil by or on behalf of our subsidiaries.

          Each of our joint ventures is involved in a portion of the transportation of crude oil from the wellhead to refineries. We and our subsidiaries may be subject to claims, costs and liabilities relating to events that may occur while the crude oil is en route to its destination. Such claims, costs and liabilities may result from actions of third parties outside our control and may include releases of crude oil and resulting environmental liabilities and damage to property, injury or loss of life resulting from exposure or ignition of crude oil in transit. For example, an affiliate of PTS purchases crude oil from various producers in the Bakken formation in North Dakota for the economic benefit of DPTS Marketing LLC. Strobel Starostka Transportation (“SST”) transloads crude oil into railcars under contract with DPTS, at our New Town, North Dakota facility. Prairie Field Services, an affiliate of JPND II, LLC, operates a truck fleet on behalf of Dakota Plains Services, LLC. In addition, we, our subsidiaries, and their affiliates contract from time to time with additional third parties in connection with the transportation of crude oil, including arrangements with third party rail carriers, road transportation providers, and railcar leasing companies.

          On July 6, 2013, a freight train operated by Montreal, Maine and Atlantic Railway (“MMA”) with 72 tank cars carrying approximately 50,000 barrels of crude oil derailed in Lac-Mégantic, Quebec. The derailment resulted in significant loss of life, damage to the environment from spilled crude oil and extensive property damage. DPTSM, a crude oil marketing joint venture in which we indirectly own a 50% membership interest, subleased the tank cars involved in the incident from an affiliate of our joint venture partner. A different affiliate of our joint venture partner owned title to the crude oil being carried in the derailed tank cars. DPTS, a crude oil transloading joint venture in which we also indirectly own a 50% membership interest, arranged for the transloading of the crude oil for DPTSM into tank cars at DPTS’s facility in New Town, North Dakota. An affiliate of our joint venture partner also contracted with Canadian Pacific Railway (“CPR”) for the transportation of the tank cars and the crude oil from New Town, North Dakota to a customer in New Brunswick, Canada. CPR subcontracted a portion of that route to MMA.

          We, certain of our subsidiaries, DPTSM and DPTS, along with a number of third parties, including CPR, MMA and certain of its affiliates, as well as several manufacturers and lessors of tank cars, were named as defendants in lawsuits and proceedings related to the incident.

          As a result of the Lac-Mégantic derailment, the Canadian Transportation Safety Board and the Department of Justice Canada are conducting investigations into the cause of the derailment and the events surrounding it. In addition, the Quebec police are conducting a criminal investigation and are reported to be coordinating with Canadian and U.S. law enforcement authorities.

          Additional claims, lawsuits, proceedings, investigations and orders may be filed, commenced or issued with respect to the incident, which may involve civil claims for damages or governmental investigative, regulatory or enforcement actions against us. The adverse resolution of any proceedings related to these events could subject us and/or DPM or DPTS to monetary damages, fines and other costs, which could have a negative and material impact on our business, prospects, results of operations and financial condition.

          While we and our joint ventures, DPTSM and DPTS, maintain insurance to mitigate the costs of environmental releases as well as other results of unexpected events, including loss of life, property damage and defense costs, there can be no guarantee that our insurance will be adequate to cover all liabilities that may be incurred as a result of this incident.

          We are also evaluating potential claims that we may assert against third parties to recover costs and other liabilities that may be incurred as a result of this incident. We can provide no guarantee that any such claims, if brought by us, will be successful or, if successful, that the responsible parties will have the financial resources to address any such claims. Any losses not covered by insurance or otherwise not recoverable from third parties, if significant, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

The train derailment in Lac-Mégantic may result in increased governmental regulation of shipments of crude oil and other fuel products and additional costs.

          We rely in part on rail shipments to move crude oil and other fuel products in both the United States and Canada. The accident in Lac-Mégantic and its aftermath could lead to additional governmental regulation of rail shipments of crude oil and other fuel products in Canada and the United States and to increased safety standards for the tanker-cars that transport these products. We cannot predict with any certainty what form any additional regulation or limitations would take. Any increased regulation that arises out of this incident could result in higher operating costs, which could adversely affect our operating results.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

          We likely will require additional capital to continue to operate our business beyond our current opportunities. Future facility expansions will require a substantial amount of additional capital and cash flow. There is no guarantee that we will be able to raise any required additional capital or generate sufficient cash flow from our current operations to fund our proposed business opportunities.

          We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our proposed opportunities.

          Future arrangements with other crude oil marketing firms and operators will require us to expand our facility to meet the logistical and storage needs that accompany larger throughput commitments. Any additional capital raised through the sale of equity may dilute the ownership percentage of our shareholders. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. Given the attractive return profiles of our potential customer arrangements, we expect that any additional capital required to fulfill our transloading commitments would be funded through one or more type of debt instruments. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect. Any debt financing we obtain could require us to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions or other investments.

          Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil industry in particular), our status as a relatively new enterprise without a significant demonstrated operating history, the single location near New Town, North Dakota that we are initially operating (which limits our ability to diversify our activities) and/or the loss of key management. Further, if oil prices or the commodities markets experience significant volatility or stagnation, such market conditions will likely adversely impact our income by decreasing demand for our services and simultaneously increasing our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our income from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

          We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

          Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

          If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our business may suffer if we do not attract and retain talented personnel.

          Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting our business. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

          Our success depends on the ability of our management, employees and joint venture partners to interpret market data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We will seek to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

          Under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with these new or revised accounting standards and as such we are not required to have auditor attestation on our internal control over financial reporting (ICFR). As an accelerated filer, we would otherwise be required to have auditor attestation of ICFR. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Risks Related to Our Industry

Building and operating a transloading facility is risky and may not be commercially successful, and the advanced technologies we use cannot eliminate competition and environmental risk, which could impair our ability to generate income from our operations.

          Our future success will depend initially on our success in expanding and operating our New Town, North Dakota facility. We will be almost entirely dependent on the demand to transport crude oil from wells in relatively close proximity to New Town.

Our ability to generate a return on our investments, income and our resulting financial performance are significantly affected by the prices oil exploration and production companies receive for crude oil produced from their wells.

          Especially in recent years, the prices at which crude oil trade in the open market have experienced significant volatility, including the expansion of the West Texas Intermediate to both the Brent crude and Light Louisiana Sweet crude oil prices spread, and will likely continue to fluctuate in the foreseeable future due to a variety of influences including, but not limited to, the following:

•	domestic and foreign demand for crude oil by both refineries and end users;

•	the introduction of alternative forms of fuel to replace or compete with crude oil;

•	domestic and foreign reserves and supply of crude oil;

•	competitive measures implemented by our competitors and domestic and foreign governmental bodies;

•

political climates in nations that traditionally produce and export significant quantities of crude oil (including military and other conflicts in the Middle East and surrounding geographic region) and regulations and tariffs imposed by exporting and importing nations;

•	weather conditions; and

•	domestic and foreign economic volatility and stability.

Demand for oil is subject to factors beyond our control, which may adversely affect our operating results. Changes in the global economy, changes in the ability of our customers to access equity or credit markets and volatility in oil prices could impact our customers’ spending levels and our revenues and operating results.

          The past slowdown in global economic growth and recession in the developed economies resulted in reduced demand for oil, increased spare productive capacity and lower energy prices. Weakness or deterioration of the global economy or credit market could reduce our customers’ spending levels and reduce our revenues and operating results. Incremental weakness in global economic activity will reduce demand for oil and result in lower oil prices. Incremental strength in global economic activity will create more demand for oil and support higher oil prices. In addition, demand for oil could be impacted by environmental regulation, including “cap and trade” legislation, carbon taxes and the cost for carbon capture and sequestration related regulations.

          Volatility in oil prices can also impact our customers’ activity levels and spending for our products and services. Current energy prices are important contributors to cash flow for our customers and their ability to fund exploration and development activities. Expectations about future prices and price volatility are important for determining future spending levels.

          Lower oil prices generally lead to decreased spending by our joint venture customers. While higher oil prices generally lead to increased spending by our joint venture customers, sustained high energy prices can be an impediment to economic growth, and can therefore negatively impact spending by our customers. Any of these factors could affect the demand for oil and could have a material adverse effect on our results of operations. Prolonged periods of low crude oil prices could cause oil exploration and production to become economically unfeasible. Decreased drilling and/or production activities by oil exploration and production companies could reduce demand for transportation of crude oil and adversely impact our business. A decrease in crude oil prices could also adversely impact our ability to raise additional capital to pursue future diversification and expansion activities.

Our operations may be adversely affected by competition from other energy sources.

          Crude oil competes with other sources of energy, some of which may be less costly on an equivalent energy basis. In addition, we cannot predict the effect that the development of alternative energy sources might have on our operations.

Our inability to obtain necessary facilities could hamper our operations.

          Transporting crude oil and related products is dependent on the availability of real estate adjacent to railway and roadways, construction materials and contractors, transloading equipment, transportation methods, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. Demand for such limited real estate, equipment, construction materials and contractors or access restrictions may affect the availability of such real estate and equipment to us and may delay our business activities. The pricing and grading of appropriate real estate may also be unpredictable and we may be required to make efforts to upgrade and standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary construction materials, contractors and equipment may impair our activities, either by delaying our activities, increasing our costs or otherwise.

We may have difficulty obtaining crude oil to transport, which could harm our financial condition.

          In order to transport crude oil, we depend on our ability and the ability of marketing partners to purchase production from well operators. We also rely on local infrastructure and the availability of transportation for storage and shipment of oil to our facility, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. Well operators may also determine to utilize one or more of our competitors for any of a variety of reasons, and any lack of demand for us of our facility and related services would be particularly problematic.

          Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we operate, or labor disputes may impair the distribution of oil and in turn diminish our financial condition or ability to maintain our operations.

Supplies of crude oil are subject to factors beyond our control, which may adversely affect our operating results.

          Productive capacity for oil is dependent on our customers’ decisions to develop and produce oil reserves. The ability to produce oil can be affected by the number and productivity of new wells drilled and completed, as well as the rate of production and resulting depletion of existing wells. Advanced technologies, such as horizontal drilling and hydraulic fracturing, improve total recovery but also result in a more rapid production decline.

Increases in our operating expenses will impact our operating results and financial condition.

          Real estate acquisition, construction and regulatory compliance costs (including taxes) will substantially impact the net income we derive from the crude oil that we transport. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net income at our predicted levels, which may impact our ability to satisfy our obligations.

A downturn in the economy or change in government policy could negatively impact demand for our services.

          Significant, extended negative changes in economic conditions that impact the producers and consumers of the commodities transported by us may have an adverse effect on our operating results, financial condition or liquidity. In addition, changes in United States and foreign government policies could change the economic environment and affect demand for our services. For example, changes in clean air laws or regulation promoting alternative fuels could reduce the demand for petroleum. Also, United States and foreign government agriculture tariffs or subsidies could affect the demand for petroleum.

Penalties we may incur could impair our business.

          Failure to comply with government regulations could subject us to administrative, civil or criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our third-party contractors, joint venture partners and employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

We and the oil and gas transportation industry in general are subject to stringent environmental laws and regulations, which may impose significant costs on its business operations.

          Our operations are subject to extensive federal, state and local environmental laws and regulations concerning, among other things, emissions to the air; discharges to waters; the generation, handling, storage, transportation and disposal of waste and hazardous materials; and the cleanup of hazardous material or petroleum releases. Changes to or limits on carbon dioxide emissions could result in significant capital expenditures to comply with these regulations with respect to our equipment, vehicles and machinery. Emission regulations could also adversely affect fuel efficiency and increase operating costs. Further, permit requirements or concerns regarding emissions and other forms of pollution could inhibit our ability to build or operate our facilities in strategic locations to facilitate growth and efficient operations. Environmental liability can extend to previously owned or operated properties, leased properties and properties owned by third parties, as well as to properties currently owned and used by our subsidiaries. Environmental liabilities may arise from claims asserted by adjacent landowners or other third parties in toxic tort litigation. An accidental release of hazardous materials could result in a significant loss of life and extensive property damage. In addition, insurance premiums charged for some or all of the coverage currently maintained by our Company could increase dramatically or certain coverage may not be available to us in the future if there is a catastrophic event related to transportation of hazardous materials. We could incur significant expenses to investigate and remediate environmental contamination and maintain compliance with licensing or permitting requirements related to the foregoing, any of which could adversely affect our operating results, financial condition or liquidity.

Our insurance may be inadequate to cover liabilities we may incur.

          Our involvement in the transportation of crude oil and related products may result in us becoming subject to liability for pollution, property damage, personal injury, death or other hazards. Although we expect to obtain insurance in accordance with industry standards to address such risks and will attempt to require third parties operating our facilities to indemnify us for such risks, such insurance and indemnification has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events, and we may not be able to continue to obtain insurance on commercially reasonable terms.

Our business will suffer if we cannot obtain or maintain necessary licenses.

          Our operations require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or our loss of or denial of extension, to any of these licenses or permits could hamper our ability to produce income from our operations.

Challenges to our properties may impact our financial condition.

          Parties from whom we purchase real estate for our facilities, such as railways, may not provide warranty deeds ensuring we receive proper title to our properties. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate. If our property rights are reduced, our ability to conduct our business activities may be impaired.

We will rely on technology to conduct our business and our technology could become ineffective, obsolete or temporarily unavailable.

          We rely on technology, including transloading techniques and economic models, to operate our facilities and to guide our business activities. We will be required to continually enhance and update our technology to maintain its effectiveness and to avoid disuse. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the effectiveness of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

Future acts of terrorism or war, as well as the threat of war, may cause significant disruptions in our business operations.

          Terrorist attacks, such as those that occurred on September 11, 2001, as well as the attacks on the transportation systems in Madrid, London and in India, and any government response to those types of attacks and war or risk of war may adversely affect our results of operations, financial condition or liquidity. Rail lines and facilities we utilize could be direct targets or indirect casualties of an act or acts of terror, which could cause significant business interruption and result in increased costs and liabilities and decreased revenues, which could have an adverse effect on its operating results and financial condition. Such effects could be magnified if releases of hazardous materials are involved. Any act of terror, retaliatory strike, sustained military campaign or war or risk of war may have an adverse impact on our operating results and financial condition by causing or resulting in unpredictable operating or financial conditions, including disruptions of rail lines, volatility or sustained increase of fuel prices, fuel shortages, general economic decline and instability or weakness of financial markets. In addition, insurance premiums charged for some or all of the coverage currently maintained by us could increase dramatically or certain coverage may not be available to us in the future.

Risks Related to this Offering and our Common Stock

The market price of our common stock is, and is likely to continue to be, highly volatile and subject to significant fluctuations.

          The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond our control, including:

•

dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;

•	fluctuations in revenue from our oil and gas business as new reserves come to market;

•	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates relating to our company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the oil and gas industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•	significant sales of our common stock, including sales by selling stockholders following the registration of shares under a prospectus.

          Some of these and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Low trading volume of our common stock may adversely affect the price of our shares.

          Our common stock has experienced limited trading volume since the merger on March 23, 2012 of Dakota Plains, Inc., then our wholly owned subsidiary, with and into MCT Holding Corporation. There can be no assurance the volume of trading in our common stock will increase after this offering or that a liquid market for our common stock will develop or be sustained. Limited trading volume subjects our common stock to greater price volatility and may make it difficult for you to sell your shares at a price that is attractive to you.

Our common stock is quoted on the Over-the- Counter Bulletin Board and the OTCQB. Both are quotation systems, not issuer listing services, markets or exchanges, therefore, buying and selling stock pursuant to these quotations is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult to sell our common stock for an optimum trading price or at all.

          The Over-the-Counter Bulletin Board (the “OTCBB”) and OTCQB are quotation services that display real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on these systems involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices. When fewer shares of a security are being traded on these systems, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by either system at the time of the order entry. Orders for over-the counter securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the applicable system provider. Due to the manual order processing involved in handling over-the-counter trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of common stock at the optimum trading prices. The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on either system if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on over-the-counter markets may not have a bid price for securities bought and sold through the OTCBB or OTCQB. Due to the foregoing, demand for securities that are traded through the OTCBB or OTCQB may be decreased or eliminated.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock to decline.

          Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including changes in the market for oil and natural gas commodities, changes to government incentives for alternative energy programs, regulatory changes applicable to us or our industry, litigation in which we are or might become involved, capital expenditures or acquisitions we might undertake, and other factors. If our results of operations do not meet the expectations of current or potential investors or market analysts, the price of our common stock may decline.

Stockholders will experience dilution upon the exercise of options or warrants.

          As of December 6, 2013, we had authorized the issuance of up to 2,000,000 shares of common stock under our 2011 Equity Incentive Plan pursuant to awards that may be granted, of which 415,625 were reserved for issuance pursuant to outstanding options with a weighted average exercise price of $3.46 per share as of that date and 415,642 were available for future awards. We also have outstanding warrants to purchase up to an aggregate of 2,771,000 shares of common stock with a weighted average exercise price of $2.24 per share. If the holders of outstanding options or warrants exercise those options or warrants, or we determine to grant other stock awards under the 2011 Equity Incentive Plan, stockholders may experience dilution in the net tangible book value of our common stock. Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price.

We do not expect to pay dividends in the foreseeable future.

          We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock.

The trading market for our common stock is restricted by virtue of state blue sky laws, which might make it difficult to sell shares of our common stock in certain states.

          Our common stock is not listed on any national securities exchange and therefore transfer of our common stock is restricted under the securities laws and regulations promulgated by various states and foreign jurisdictions, which are commonly referred to as “blue sky” laws. Absent compliance with each state’s blue sky laws, our common stock may not be traded in that state. The shares to be sold in this offering have not been registered for resale under the blue sky laws of any state, and therefore the holders of those shares should be aware that there may be significant restrictions upon the ability of investors to sell the shares purchased in this offering. The lack of registration of the shares sold in this offering under blue sky laws could limit the market for and adversely affect the price of our common stock.

Provisions in our articles of incorporation and bylaws may discourage a change of control.

          Certain provisions of our amended and restated articles of incorporation and amended and restated bylaws could delay or make more difficult a change of control transaction or other business combination that may be beneficial to stockholders. These provisions include, but are not limited to, the ability of our board of directors to issue a series of preferred stock and a limitation on the ability of our stockholders to call a special meeting.

There is no minimum amount to be sold in this offering and there can be no assurance regarding the net proceeds we will raise from this offering.

          The placement agents in this offering will use reasonable efforts to sell shares in this offering, but the placement agents are not required to purchase or sell any minimum number of shares in this offering; therefore, the net proceeds we will receive from this offering is uncertain. We cannot assure you what our net proceeds from this offering will be or that the net proceeds will be sufficient to allow us to implement any substantial portion of our business plan.

You will experience immediate dilution in the book value per share of the common stock you purchase.

          Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer dilution in the net tangible book value of the common stock you purchase in this offering. Based on the net tangible book value of our common stock of $0.29 per share as of September 30, 2013, if you purchase shares of common stock in this offering, you will suffer dilution of $1.46 per share in the net tangible book value of the common stock assuming all shares being offered are sold in this offering and assuming the restructuring and conversion associated with the Amended Election and Exchange Agreements (assuming this offering is a Qualified Equity Placement).

DIVIDEND POLICY

          We intend to retain our future earnings, if any, to finance the expansion and growth of our business. We do not expect to pay cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and plans for expansion and restrictions imposed by lenders, if any.

USE OF PROCEEDS

          We estimate that the net proceeds to us from this offering, after deducting placement agents fees but before paying offering expenses, will be approximately $14.1 million assuming all offered shares are sold.

          We expect to use the net proceeds from this offering to repay a portion of our outstanding indebtedness (as described below) and for other general corporate purposes, including the payment of fees and expenses incurred in connection with this offering and future expansion of our business. Until the net proceeds have been used, they may be temporarily invested in short-term or other securities.

          Pursuant to the Restructuring, assuming this offering is a Qualified Equity Placement, we would be obligated to use at least 50% of the net proceeds from this offering to pay amounts outstanding under the New 2014 Notes and the New 2015 Notes. See “Recent Developments” above.

CAPITALIZATION

          The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2013 on an actual basis and on an as adjusted basis after giving effect to (i) this offering assuming all offered shares are sold, (ii) the Restructuring, assuming this offering is a Qualified Equity Placement and we exercise the conversion option described in “Recent Developments,” and (iii) the application of the estimated net proceeds as described in “Use of Proceeds.”

          The following table is unaudited and should be read in conjunction with the information contained in “Item 2. Management’s Discussion and Analysis or Plan of Operation” and our unaudited consolidated financial statements, including the related notes, contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2013, all of which are incorporated by reference in this prospectus supplement.

	At September 30, 2013
(dollars in thousands)	Actual	As Adjusted
	(Unaudited)
Assets:
Cash and cash equivalents	$443,341	$7,387,091
Total assets	$39,087,454	$45,286,204
Liabilities:
Current Liabilities
Promissory notes	$4,605,300	$—
Total current liabilities	$5,096,113	$490,813
Long-Term Liabilities
Promissory notes, net of debt discount	$21,271,607	$6,967,857
Total long-term liabilities	$21,442,174	$7,138,424
Total liabilities	$26,538,287	$7,629,237
Stockholders’ equity:
Preferred stock, par value $.001; 10,000,000 shares authorized; none issued or outstanding	$–	$–
Common stock, par value $.001; 100,000,000 shares authorized; 42,850,577 shares issued and outstanding, actual; 54,206,379 shares issued and outstanding, as adjusted	$42,850	$54,206
Additional paid-in capital	$19,680,446	$43,576,733
Accumulated deficit	$(7,174,129)	$(5,973,972)
Total stockholders’ equity	$12,549,167	$37,656,967
Total liabilities and stockholders’ equity (capitalization)	$39,087,454	$45,286,204

DILUTION

          If you invest in our common stock, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

          Our net tangible book value at September 30, 2013 was approximately $12.5 million, or $0.29 per share of common stock. After giving effect to the sale of shares of common stock in this offering, assuming all shares being offered are sold and assuming the restructuring and conversion associated with the Amended Election and Exchange Agreements (assuming this offering is a Qualified Equity Placement), our adjusted net tangible book value at September 30, 2013 would have been $37.7 million, or $0.69 per share. This represents an immediate increase in pro forma net tangible book value of $0.40 per share to existing shareholders and immediate dilution of $1.46 per share to new investors. The following table illustrates this per share dilution:

Public offering price per share		$2.15
Net tangible book value per share as of September 30, 2013	$0.29
Increase per share attributable to new investors	$0.40
Pro forma net tangible book value per share after this offering		$0.69
Dilution per share to new investors		$1.46

          The discussion and table above do not include the following as of December 6, 2013: (i) 415,625 shares of common stock subject to outstanding options with a weighted average exercise price of $3.46 per share; (ii) 415,642 shares available for future awards under our 2011 Equity Incentive Plan; (iii) 2,771,000 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $2.24 per share, and (iv) any shares of common stock that might be issued in connection with the conversion option described in “Recent Developments.”

PRICE RANGE OF COMMON STOCK

Market Information

          Our common stock, $0.001 par value per share, is quoted on the OTC Bulletin Board (“OTCBB”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the OTCQB administered by OTC Markets Group Inc. under the symbol “DAKP.” On December 6, 2013, the last reported market price per share of our common stock on the OTCQB was $2.89. As of the same date, our common stock was held by 149 shareholders of record. Prior to March 23, 2012, our stock had been quoted on the over-the-counter market under the symbol “MTHL” since 2009.

          There is no “established trading market” for our shares of common stock and no assurance can be given that any market for our common stock will develop or be maintained if an “established trading market” ever develops in the future.

          The following table sets forth, for the periods indicated, the high and low bid prices for our common stock as reported by the OTC Markets Group Inc. formerly known as the “Pink Sheets, LLC,” formerly known as the “National Quotation Bureau, LLC.” All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

	Bid Price (per Share of Common Stock)
	High ($)	Low ($)
Fiscal year ended December 31, 2011:
First Quarter	None	None
Second Quarter	$1.01	$1.01
Third Quarter	None	None
Fourth Quarter	$1.50	$0.30
Fiscal year ended December 31, 2012:
First Quarter	$11.50	$1.50
Second Quarter	$11.50	$8.50
Third Quarter	$8.50	$2.25
Fourth Quarter	$3.50	$1.90
Fiscal year ending December 31, 2013
First Quarter	$4.17	$3.26
Second Quarter	$4.19	$2.69
Third Quarter	$2.70	$1.52
Fourth Quarter (through December 6, 2013)	$2.85	$1.80

PLAN OF DISTRIBUTION

          We are offering the shares on a best efforts basis through Canaccord Genuity Inc. (“Canaccord Genuity”), the lead placement agent, and Northland Capital Markets, the co-placement agent. Canaccord Genuity and Northland Capital Markets have agreed to act placement agents for the sale of up to 7,000,000 shares of common stock, subject to the terms and conditions contained in a placement agency agreement dated as of December 10, 2013 between us and the placement agents. The placement agents are not purchasing or selling any securities under this prospectus supplement or the accompanying prospectus, nor are they required to arrange for the purchase or sale of any specific number or dollar amount of shares.

          The placement agents propose to arrange for the sale to one or more purchasers of the shares offered pursuant to this prospectus supplement and the accompanying prospectus directly through stock purchase agreements between the purchasers and us.

          The placement agency agreement provides that the obligations of the placement agents and the investors are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates.

          We will pay the placement agents an aggregate placement agent fee equal to 6% of the gross proceeds of the sale of shares of common stock in the offering. In addition to the placement agent fee to be paid by us, we have agreed to reimburse the placement agents for certain of their out-of-pocket expenses incurred in connection with this offering, including the reasonable fees and disbursements of counsel retained by the placement agents with our consent and the reasonable travel and related expenses of the placement agents, which aggregate amount of such expenses reimbursed by us will not exceed $125,000 without our further approval. We have also paid a fee of $10,000 to Northland Capital Markets in connection with investment banking advisory services. The estimated offering expenses payable by us, in addition to the placement agents fee of $903,000, are approximately $212,500, which includes our legal and accounting costs, the placement agents’ expenses and various other fees associated with registering the common shares. After deducting certain fees due to the placement agents’ and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $13.9 million, assuming all shares offered are sold in this offering.

          The placement agents may allow concessions, or pay commissions, to other dealers participating in this offering.

          We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

          We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for the period beginning on the closing date of the offering and ending 90 days thereafter without the prior written consent of Canaccord Genuity, other than (i) the issuance of common stock or options to acquire common stock pursuant to our employee benefit plans, qualified stock option plans or other director or employee compensation plans in existence as of the date of this prospectus and (ii) the issuance of common stock pursuant to the valid exercises of options, warrants or rights outstanding as of the date of this prospectus supplement.

          The placement agency agreement with the placement agents is included as an exhibit to our current report on Form 8-K that we have filed with the SEC in connection with this offering.

          Our common stock is quoted on the OTCBB and OTCQB under the symbol “DAKP.”

          In the ordinary course of its business, the placement agents and their affiliates may actively trade or hold our securities or our loans for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in our debt or equity securities.

          Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

DETERMINATION OF OFFERING PRICE

          We will sell the shares of common stock to be issued in this offering at a price of $2.15 per share. We determined the offering price of the shares being offered by this prospectus supplement principally by negotiations between us and Canaccord Genuity and Northland Capital Markets, the placement agents for this offering, negotiations between us and the placement agents with prospective investors in this offering and our consideration of recent trading prices and trading volumes of our common stock on the over-the-counter markets. No independent appraisal or valuation was obtained to determine the offering price.

LEGAL MATTERS

          The validity of the issuance of the common stock and certain other legal matters in connection with the issuance of the common stock will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota. Certain legal matters will be passed upon for the placement agents by Mayer Brown LLP, Houston, Texas.

EXPERTS

          The consolidated financial statements as of December 31, 2012, and 2011 and for each of the two years in the period ended December 31, 2012 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, also incorporated herein by reference, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

          We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. When used in this prospectus supplement, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and related notes filed as part of the registration statement. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information in the registration statement. This prospectus supplement and the accompanying prospectus omit information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus supplement, we reference the registration statement. Statements in or incorporated by reference in this prospectus supplement or the accompanying prospectus concerning the contents of any contract or other document are not necessarily complete. In each instance, we refer and qualify our statements in all respects to the copy of the contract or other document filed with the SEC as an exhibit to the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

          The SEC allows us to incorporate by reference this prospectus supplement and the accompanying prospectus the information we file with the SEC. The information in this prospectus supplement and the accompanying prospectus supersedes information that we have filed with the SEC prior to the date of this prospectus supplement and accompanying prospectus, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus supplement and the accompanying prospectus. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Reports on Form 10-Q for the three months ended March 31, 2013, June 30, 2013, and September 30, 2013;

•	Current Reports on Form 8-K filed with the SEC on each of February 12, 2013, April 24, 2013, April 30, 2013, June 27, 2013, November 25, 2013, November 26, 2013 and December 11, 2013;

•

the portions of our Definitive Proxy Statement on Schedule 14A for the 2013 annual meeting of shareholders that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•

the description of our Common Stock contained in the registration statement on Form 10 A-2 filed on December 4, 2008 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and all amendments and reports filed for the purpose of updating such description.

          All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus supplement.

          You can obtain a copy of any documents which are incorporated by reference in this prospectus supplement or the accompanying prospectus, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, Minnesota 55391
(952) 473-9950

PROSPECTUS

Dakota Plains Holdings, Inc.

294 Grove Lane East
Wayzata, Minnesota 55391
(952) 473-9950

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

          We may from time to time offer and sell any combination of our common stock, preferred stock, debt securities, warrants, and units in one or more offerings. The aggregate offering price of all securities sold under this prospectus may not exceed $125,000,000.

          This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest in any securities.

          We may offer the securities covered by this prospectus through one or more of the methods described under the caption “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of the underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds we expect to receive from the sale of any securities with respect to which this prospectus is being delivered will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

          Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties you should consider.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2013.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, either separately or together, common stock, preferred stock, debt securities, warrants, and units from time to time in one or more offerings up to an aggregate initial offering price of $125,000,000.

          This prospectus provides you with a general description of the respective securities that we may offer. When we offer a type of securities for sale under this prospectus, we will provide a prospectus supplement that will describe in more detail the specific information about the terms of those securities and the manner in which they will be offered for sale. Information that we provide in a prospectus supplement may add to, update or change information we have provided in this prospectus or in the documents we have incorporated in this prospectus by reference. We also may prepare free writing prospectuses that describe particular securities. Any free writing prospectus should be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus we authorize, unless the context otherwise requires.

          To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus does not contain all the information provided in the registration statement filed with the SEC. Before buying any securities being offered under this prospectus, you should carefully read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

          We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus. This prospectus, any prospectus supplement, or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any prospectus supplement, or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement, or any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any prospectus supplement, or any free writing prospectus is delivered or securities are sold on a later date.

          The distribution of this prospectus, any prospectus supplement and any free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. If you obtain possession of this prospectus, any prospectus supplement or any free writing prospectus, you should inform yourself about and observe any restrictions under applicable laws. This prospectus, any prospectus supplement and any free writing prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

          Unless the context otherwise requires, the terms “we,” “us,” “our,” “Dakota,” “Dakota Plains” and “the Company” refer to Dakota Plains Holdings, Inc.

THE COMPANY

          Dakota Plains Holdings, Inc. is principally focused on developing and owning transloading facilities, marketing and transporting crude oil and related products within the Williston Basin of North Dakota and Montana. We compete though our joint ventures by providing customers with value-added benefits, including a full-service transloading facility, competitive pricing and an optimal geographic location that is centrally located in Mountrail County, North Dakota, which continues to experience the most drilling activity in the Williston Basin. Through our wholly owned subsidiaries, we participate in a joint venture that markets crude oil purchased at the wellhead, a joint venture that transloads crude oil into rail cars at a facility we own in New Town, North Dakota, and a joint venture that transports crude oil by road through a trucking fleet, each of which is organized in the form of a limited liability company of which one of our subsidiaries owns a 50% membership interest.

          Because current crude oil production in North Dakota exceeds existing pipeline takeaway capacity, we have adopted a crude by rail model. According to the North Dakota Pipeline Authority, as of July 2013 the crude by rail industry was handling approximately 67% of the total takeaway, up from approximately 24% as of December 2011. Current pipeline constraints are limiting the amount of crude takeaway from the Bakken oil fields. As such, rail transloading facilities are necessary to efficiently capture an increasing demand for transportation of supplies and product to and from the oil fields. Based on our expectations for increases in demand, we also have initiated investments in alternative means to support the loading, marketing and transporting of crude oil and related products to and from the Bakken oil fields, including owning or leasing railcars and other similar capital investments.

RISK FACTORS

          Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties that are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described or incorporated by reference in any prospectus supplement we may authorize. If any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          The prospectus and the documents incorporated by reference herein contains “forward-looking statements” within the meaning of the federal securities laws. These statements are not historical facts (including any statements regarding plans and objectives of management for future operations or economic performance, or assumptions) and address, among other things, our future results of operations or financial condition. These statements can be identified by the use of forward-looking terminology including “may,” “will,” “should,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of the filing of this report. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions as of the time they are or were made, no assurance can be given that these expectations will prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things, those set forth in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC and incorporated by reference into this prospectus.

THE SECURITIES WE MAY OFFER

          We may sell from time to time, in one or more offerings: common stock, preferred stock, debt securities, warrants, and units. The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, and units collectively as “securities.” The total dollar amount of all securities that we may sell using this prospectus will not exceed $125,000,000.

USE OF PROCEEDS

          Unless otherwise indicated in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including investments in or advances to our existing or future subsidiaries, additions to working capital, acquisitions, capital expenditures, repayment of obligations that have matured, and reducing our outstanding debt. The prospectus supplement relating to a particular offering of common stock by us will identify the use of proceeds for that offering. We will have significant discretion in the use of any net proceeds. Until the net proceeds have been used, they may be temporarily invested in short-term or other securities.

RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended June 31, 2013	Year Ended December 31,

		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges (A)	(B)	(B)	(B)	40.66x	(C)	(D)

(A)

For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents the sum of income/(loss) from operations, interest expense, and distributed income of equity investees. “Fixed charges” includes interest expense.

(B)

The ratio of earnings to fixed charges was less than one to one coverage and accordingly represents a deficit of $2.6 million for the six months ended June 30, 2013, and $16.2 million and $9.7 million for the twelve months ended December 31, 2012 and 2011, respectively.

(C)

We had fixed charges of approximately $19,000 for the twelve months ended December 31, 2009. Earnings for the period was a loss of approximately $65,000. Accordingly, the ratio of earnings to fixed charges is not meaningful for the period.

(D)	The Company commenced operations in 2009. As a result, no ratio is presented for the fiscal year ended December 31, 2008.

DESCRIPTION OF COMMON STOCK

          The following summary of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”) and our Amended and Restated Bylaws (our “Bylaws”), copies of which we have previously filed with the SEC and are incorporated by reference in this prospectus. You should read our Articles of Incorporation and Bylaws for additional information before you buy any of our common stock or other securities. See “Where You Can Find More Information.”

General

          Shares Outstanding. As of September 27, 2013, our authorized common stock consisted of 100,000,000 shares, of which 42,825,577 were issued and outstanding as of the same date.

          Dividends. Subject to the prior rights of holders of preferred stock, if any, and restrictions pursuant to outstanding indebtedness, if any, holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of assets legally available therefore, and to share ratably in the assets of our Company available upon liquidation.

          Voting Rights. Each share of common stock entitles the holder to one vote for all purposes and cumulative voting is not permitted in the election of directors. Significant corporate transactions, such as amendments to the articles of incorporation, mergers, sales of assets and dissolution or liquidation, require approval by the affirmative vote of the majority of the outstanding shares of common stock. Other matters to be voted upon by the holders of common stock normally require the affirmative vote of a majority of the shares present at the particular shareholders meeting.

          Liquidation and Preemptive Rights.In the event of liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in the assets of our company available upon liquidation. There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of investors should additional shares of common stock be issued.

          Listing. Our common stock is traded on the over-the-counter markets under the symbol “DAKP.” Interwest Transfer Co., Inc. serves as the transfer agent and registrar for our common stock.

          Fully Paid. The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future pursuant to this prospectus will also be fully paid and nonassessable.

Certain Anti-Takeover Provisions

          Provisions of the amended and restated articles of incorporation and amended and restated bylaws of our Company, may delay or discourage transactions involving an actual or potential change in control of our Company or change in the management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that the shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, the amended and restated articles of incorporation and amended and restated bylaws:

•	provide for the board of directors to be elected at each regular meeting of the shareholders to serve for an indefinite term that expires at the next regular meeting of the shareholders;

•

permit the board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in the control;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that shareholders may act by written consent in lieu of a meeting;

•

provide that a special meeting of the shareholders may be called by the president, vice president or by the board of directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of our Company entitled to vote (except that a special meeting called by shareholders for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by shareholders holding not less than twenty-five percent of all shares of our Company entitled to vote);

•

do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation on Liability of Directors and Indemnification

          The amended and restated articles of incorporation limit the liability of the directors to the fullest extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to our Company or the shareholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares as provided in Chapter 78 of the Nevada Revised Statutes;

•	transaction from which the directors derived an improper personal benefit; or

•	act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective.

          These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

          The amended and restated bylaws provide that we will indemnify and advance expenses to the directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify other employees or agents of our company from time to time. Section 78.752 of the Nevada Revised Statutes and the amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to our Company, regardless of whether the bylaws permit indemnification. We obtained a directors’ and officers’ liability insurance policy.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PREFERRED STOCK

          This section describes the general terms and provisions of our preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

          The amended and restated articles of incorporation provides that we may issue up to 10,000,000 shares of preferred stock in one or more series as may be determined by the board of directors. The board has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the terms with respect to the shares to be included in each series, without any vote or action of the shareholders.

     The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

          Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock will rank:

•

senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•

on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•

junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

          The board may authorize, without shareholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although the board has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of our Company. The board could also issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then-current market price. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

Certain Anti-Takeover Provisions

          For a description of provisions of our articles of incorporation and bylaws and applicable law that may have an anti-takeover effect, see “Description of Common Stock — Certain Anti-Takeover Provisions.”

Limitation on Liability of Directors and Indemnification

For a description of some provisions of our articles of incorporation and bylaws limiting liability of our directors and officers and providing indemnification, see “Description of Common Stock — Limitation on Liability of Directors and Indemnification.”

DESCRIPTION OF DEBT SECURITIES

          This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture between the trustee named in the applicable prospectus supplement (the “indenture”) and us. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

          A prospectus supplement will describe the specific terms of any particular series of debt securities offered under that prospectus supplement and any special considerations, including tax considerations, applicable to investing in those debt securities. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

          The amount of debt securities we may offer using this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance. We may also issue debt securities pursuant to the related indentures in transactions that are exempt from the registration requirements of securities laws. We will not consider those debt securities in determining the aggregate amount of securities issued under this prospectus.

General

          The debt securities that we may offer by this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•

the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•

whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•

if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•

any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•

the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•

the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•

whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•

if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;
•

the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;
•

any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the right of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•

if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•

whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•

whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

          Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

          Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

          The prospectus supplement will contain a description of material United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

          The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

          The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•

we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

          If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

          Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

          Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•

waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

          Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•

failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

          If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration. In addition, if there is an “event of default” under the indenture, it may trigger an event of default under our credit agreement.

          The indenture requires us to furnish to the trustee not less often than annually a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

          The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

          The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

          However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

          Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•

we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•

we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•

all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

          Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

          We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•

we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•

we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

          The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

          Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

          We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

          The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, is applicable.

Regarding the Trustee

          From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

          We may issue, either separately or together with other securities, warrants for the purchase of common stock, preferred stock, debt securities or other securities.

          The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement. Copies of the form of agreement for each warrant and the warrant certificate, if any (collectively, the “warrant agreements”) and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

          The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

          The prospectus supplement relating to any securities warrants we offer will describe the specific terms relating to the offering, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

          Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

          Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If you exercise fewer than all of the warrants represented by the warrant certificate, then we will issue you a new warrant certificate for the remaining amount of warrants.

          Holders of the warrants will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, you will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

          The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, please carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF UNITS

          We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

          We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

          Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

          We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

          The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

          Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

          We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

          We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

PLAN OF DISTRIBUTION

          We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in a registered direct offering; and

•	through a combination of any such methods of sale.

          Our common stock, preferred stock, or debt securities may be issued upon conversion of convertible preferred stock or debt securities. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

          If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

          Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

          We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

          Any of the prices may represent a discount from the then prevailing market prices.

          We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

          We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

          If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

          We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

          We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

          Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the OTC Bulletin Board, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the OTC Bulletin Board. We may elect to list any series of preferred stock, securities warrants, rights, debt securities, units or depositary shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

          To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

          We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

          To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

          The validity of the securities offered by this prospectus will be passed upon for us by Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901. Any underwriters will be represented by their own legal counsel.

EXPERTS

          The consolidated financial statements as of December 31, 2012, and 2011 and for each of the two years in the period ended December 31, 2012 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, also incorporated herein by reference, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

          We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, we reference the registration statement. Statements in this prospectus concerning the contents of any contract or other document are not necessarily complete. In each instance, we refer and qualify our statements in all respects to the copy of the contract or other document filed with the SEC as an exhibit to the registration statement.

          The SEC allows us to incorporate by reference the information we file with the SEC. The information in this prospectus supersedes information that we have filed with the SEC prior to the date of this prospectus, and any information that we file subsequently with the SEC that is incorporated by reference will automatically update this prospectus. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	Quarterly Reports on Form 10-Q for the three months ended March 31, 2013 and June 30, 2013;

•

the portions of our Definitive Proxy Statement on Schedule 14A for the 2013 annual meeting of shareholders that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•

the description of our Common Stock contained in the registration statement on Form 10 A-2 filed on December 4, 2008 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and all amendments and reports filed for the purpose of updating such description.

          All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of such registration statement and after the date of this prospectus until the sale of all of the securities covered by this prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus.

          You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, Minnesota 55391
(952) 473-9950

          You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

7,000,000 Shares

Dakota Plains Holdings, Inc.

Common Stock

PROSPECTUS

Canaccord Genuity

Northland Capital Markets

December 11, 2013

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock of possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.